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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): March 31, 1998

                                    INCOMNET, INC.
                                    --------------
                (Exact name of registrant as specified in its charter)

                                      CALIFORNIA
                                      ----------
                    (State or other jurisdiction of incorporation)

        0-12386                                                 95-2871296
        -------                                                 ----------
(Commission File Number)                                     (I.R.S. Employer
                                                             Identification No.)

21031 Ventura Boulevard, Suite 1100, Woodland Hills, California    91364
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(Address of principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area code: (818) 887-3400

                                    NOT APPLICABLE
                                    --------------
  (Former name, former number, former fiscal year, if changed since last report)

Total number of pages in this document:  7


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                                  TABLE OF CONTENTS


ITEM 5. OTHER EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. . . . . . . . . . . . . . . . . 6

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


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ITEM 5. OTHER EVENTS

On March 31, 1998, National Telephone & Communications, Inc. ("NTC"), a wholly owned subsidiary of Incomnet, Inc. (the "Company"), entered into a definitive Asset Purchase Agreement, dated March 31, 1998 (the "Agreement"), with NTC Acquisition, Inc., a newly formed unaffiliated buyer (the "Buyer"), pursuant to which NTC has agreed to sell substantially all of its assets to the Buyer, and the Buyer has agreed to assume certain liabilities of NTC and the Company, subject to the terms and conditions of the Agreement. The following are the basic terms and conditions of the Agreement and its related exhibits:

NTC ASSETS TO BE SOLD AND LIABILITIES TO BE ASSUMED. NTC has agreed to sell substantially all of its assets to the Buyer. The assets to be acquired include but are not limited to all tangible and intellectual property, leaseholds, leases, contract rights, cash, securities, accounts receivable, licenses and permits, and certain leasehold improvements. The Buyer will assume specified liabilities, including but not limited to (i) most balance sheet liabilities, (ii) post-closing liabilities under all contracts that are part of the assigned assets, and (iii) up to an aggregate of $10,000,000 of combined NTC debt to First Bank on its line of credit, and deferred payables to Wiltel Communications, Inc.

PURCHASE PRICE FOR ASSETS. The purchase price for the assets to be acquired is (i) $13,750,000 in cash, subject to adjustment, (ii) shares of the Buyer's common stock representing 16% of the outstanding shares of the Buyer's common stock on a fully diluted basis, and (iii) assumption of the liabilities described above by the Buyer. Pursuant to a separate Antidilution Agreement to be entered into by the Buyer and the Company, the Company's 16% ownership interest in the Buyer will not be reduced for the first 10% of new stock issued before or after the closing by the Buyer to the Buyer's officers, directors, employees, consultants or marketing agents, other than John R. Dennis or his affiliates. In addition, NTC will have certain pre-emptive rights to maintain its proportionate ownership interest in the Buyer.

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PURCHASE PRICE ADJUSTMENT. The cash portion of the purchase price will be adjusted, up or down, based upon whether the difference between NTC's current assets and current liabilities on the closing date is greater (a price increase) or less (a price decrease) than $246,000.

ESCROW. NTC's shares of the Buyer's common stock representing 4% of the Buyer's outstanding common stock on the closing date, on a fully-diluted basis, will be placed in a six-month escrow as security for NTC's and the Company's indemnification obligations and for any negative purchase price adjustments. NTC and the Company may elect to settle any such claims in cash, rather than surrender shares of Buyer's common stock.

PRE-CLOSING DISCUSSIONS AND BREAKUP FEE. NTC and the Company may not solicit or provide information to other prospective buyers. NTC and the Company may, however, provide information to and negotiate with a third party if the failure to do so would constitute a breach of the fiduciary duties of the Company's or NTC's Board of Directors. NTC may also terminate the Agreement to enter into a financially superior offer. If NTC terminates the Agreement because it receives a financially superior offer, the Buyer will be entitled to a $500,000 break-up fee if within six months NTC consummates the sale of substantially all of its assets to a third party.

PRE-CLOSING CONSULTATION. Through the closing, the Buyer may consult with, and provide recommendations to, NTC with respect to the conduct of NTC's business, but all authority for the conduct of NTC's business will remain fully vested in NTC's officers and directors. The Buyer will not be entitled to any compensation for its consulting services.

NTC'S CONDITIONS TO CLOSING. NTC's obligations are expressly conditioned on, among other things, (i) approval of the Agreement by the Company's shareholders, (ii) receipt of a fairness opinion, (iii) receipt of releases from James Quandt and Victor Streufort with respect to their employment agreements with NTC, (iv) receipt of releases with respect to the YAO litigation/arbitration, (v) receipt of releases from the lessors of the Hawaii and Irvine properties, equipment vendors, First Bank and Wiltel Communications, Inc., (vi) receipt of releases from Edward Jacobs, Jerry Ballah and Christopher Mancuso, (vii) receipt of approvals from various public utility commissions, and (viii) expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

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BUYER'S CONDITIONS TO CLOSING. Buyer's obligations are expressly conditioned on, among other things, (i) execution of satisfactory employment agreements with James Quandt and Victor Streufort, (ii) receipt of releases with respect to the YAO litigation/arbitration, (iii) receipt of releases from Messrs. Jacobs, Ballah and Mancuso, (iv) receipt of approvals from various public utility commissions, and (v) expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

TERMINATION. The Agreement may be terminated (i) by mutual agreement, (ii) by Buyer or NTC as a result of material breach by the other (subject to a thirty day cure period), (iii) by NTC if it receives a financially superior offer prior to the closing, or (iv) by either party if the transaction does not close by June 30, 1998.

COVENANT NOT TO COMPETE. NTC and the Company will agree not to compete in any of NTC's businesses for five years after the closing.

INDEMNIFICATION. NTC and the Company will indemnify Buyer for breaches of representations, warranties and covenants (including with respect to nonassumed liabilities). Buyer will indemnify NTC and the Company for breaches of representations, warranties and covenants (including with respect to assumed liabilities). Indemnification obligations for breaches of representations are subject to a $2,500,000 limit. Indemnification obligations for covenant breaches (primarily assumed and nonassumed liabilities, as applicable) are not subject to a maximum limit. Pursuant to the terms of the Agreement with Incomnet, dated March 31, 1998, entered into by the Company and the Buyer, the Company's indemnification obligations for NTC's breaches of representations, warranties and covenants become effective only if (i) NTC liquidates and dissolves, (ii) NTC dividends or distributes a material portion of its assets to its shareholders(s), or (iii) NTC otherwise transfers without value a material portion of its assets.

SHAREHOLDERS AGREEMENT. At the closing, the Company and other shareholders of the Buyer will enter into a Shareholders Agreement. The Shareholders Agreement will provide for, among other things, (i) a limited pre-emptive right for NTC, as described above, (ii) a right of first refusal in favor of Buyer, (iii) drag-along rights in connection with the sale of Buyer by a majority in interest of the shareholders, (iv) tag-along rights for NTC in connection with sales by the controlling shareholder of the Buyer and his affiliates, (v) registration rights for NTC, and (vi) limits on affiliate transactions by Buyer.


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STOP LOSS CONDITION TO CLOSING. NTC may elect not to close if the estimated adjustment amount (exclusive of amounts relating to undisclosed litigation, transactions outside the ordinary course of business and advances made by NTC to the Company) exceeds $3,000,000 (unless the Buyer agrees to limit the adjustment amount to $3,000,000).

BOARD REPRESENTATION. NTC will have one representative on the Buyer's Board of Directors as long as it owns at least 10% of Buyer's equity.

     The Buyer is presently controlled by John R. Dennis, an unaffiliated individual. There is no assurance regarding whether or when the transactions contemplated by the Agreement and its related documents will close. The Company intends to call for a special meeting of the Company's shareholders to vote on the Agreement. In order for the Agreement to be approved, the holders of more than 50% of the total issued and outstanding voting stock of the Company entitled to vote must vote in favor of approving the Agreement. The Company expects to circulate a proxy statement to its shareholders in the near future describing the Agreement and related documents in greater detail, and soliciting the votes of its shareholders.

     The foregoing description of the Agreement and the Agreement With Incomnet, Inc. is qualified in its entirety by reference to such agreements, copies of which are attached to this Report as Exhibits 99.1 and 99.2, respectively, and which are incorporated herein in their entirety by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of businesses acquired: Not applicable.

     (b)  Proforma financial information: Not applicable.

     (e)  Exhibits:

          (99.1) Asset Purchase Agreement between NTC Acquisition, Inc. and National Telephone & Communications, Inc., dated March 31, 1998.

          (99.2)  Agreement With Incomnet, Inc., dated March 31, 1998.

          (99.3)  Press Release issued on March 31, 1998.


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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    INCOMNET, INC.
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                                     (Registrant)

Date: April 8, 1998          By: /s/ MELVYN REZNICK

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                            Melvyn Reznick, President and
                               Chief Executive Officer


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